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                                                                   EXHIBIT 10.34



                           U.S. ENERGY SYSTEMS, INC.

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                             1996 STOCK OPTION PLAN
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         1. STATEMENT OF PURPOSE. This 1996 Stock Option Plan (the "Plan") is
intended to provide certain employees, directors (both employee and non-employee directors), independent contractors and consultants of U.S. Energy Systems, Inc., a Delaware corporation (the "Company"), and its subsidiaries with an added incentive to provide their services to the Company and to induce them to exert their maximum effort toward the Company's success through the encouragement of stock ownership in the Company by such persons.

         2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee"), appointed by the Board of Directors, consisting of two or more outside directors (each of whom qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), whose interpretation of the terms and provisions of the Plan shall be final and conclusive. The selection of employees, directors (both employee and non-employee directors), independent contractors and consultants for participation in the Plan and all decisions concerning the timing, pricing and amount of any grant or award under the Plan shall be made solely by the Committee. In the event a Committee of two or more qualifying directors cannot be formed, the Plan shall be administered by the Board of Directors. No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted or option agreement entered into hereunder. The Committee or Board of Directors, as the case may be, may authorize an executive officer of the Company to execute a stock option agreement on behalf of the Company and in accordance with the requirements of this Plan and the specific instructions of the Committee or Board of Directors.

         3. ELIGIBILITY. Options shall be granted only to employees (including officers) and directors (both employee and non-employee directors) of the Company and it subsidiaries, as well as independent contractors and consultants performing services for the Company and it subsidiaries (collectively, the "Optionees"), selected initially and from time to time by the Committee on the basis of their importance to the business of the Company or its subsidiaries.

         4. GRANTING OF OPTIONS. Subject to Section 10 of the Plan, the Company may grant to Optionees from time to time options to purchase an aggregate of up to 1,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). In the event that an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option). Shares subject to options may be made available from authorized and unissued shares of Common Stock. Options granted under the Plan shall not constitute "incentive stock options" for purposes of Section 422 of the Code.



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The maximum number of shares of Common Stock with respect to which options may be granted during any calendar year to any person shall be 500,000. All options granted pursuant to the Plan may be evidenced by agreements, to be executed by the Company and by the Optionee, in such form or forms as the Committee shall from time to time determine. Option agreements covering options granted from time to time or at the same time need not contain provisions specified in the Plan; provided, however, that all such option agreements shall comply with all terms and provisions of the Plan. The date of grant of an option under this Plan shall be the date as of which the Committee approves the grant.

         5. OPTION PRICE. The option price (the "Option Price") shall be determined by the Committee and, subject to the provisions of Section 10 hereof, shall be not less than the fair market value, as determined by the Committee at the time the option is granted, of the shares of Common Stock subject to the option.

         6. DURATION OF OPTIONS, INCREMENTS AND EXTENSIONS. Subject to the provisions of Section 8 hereof, each option shall be for such term of not more than ten (10) years, as shall be determined by the Committee at the time the option is granted. Each option shall become exercisable one (1) year after the date of its grant with respect to 50% of the total number of shares subject to the option, and two (2) years after the date of its grant with respect to the remaining 50% of the total number of shares subject to the option. Notwithstanding the foregoing, the Committee may in its discretion (i) specifically provide for another time or times of exercise at the time the option is granted; (ii) accelerate the exercisability of any option subject to such terms and conditions as the Committee deems necessary and appropriate; or
(iii) at any time prior to the expiration or termination of any option previously granted, extend the term of any option (including such options held by officers) for such additional period as the Committee in its discretion shall determine. In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed ten (10) years. Subject to the foregoing and the other provisions of this Plan, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

         In the event of a Change in Control (as defined below), all outstanding options shall become immediately exercisable. Notwithstanding any other provisions hereunder, during the period of 30 days after a Change in Control, each Optionee shall have the right to require the Company to purchase from such Optionee any option granted under this Plan at a purchase price equal to the excess of fair market value per share over the option price multiplied by the number of option shares specified by the Optionee for purchase in a written notice to the Company, attention of the Secretary. A "Change in Control" shall be deemed to occur if any person (i) shall acquire direct or indirect control of at least 50% of the outstanding voting stock, or (ii) has the power (whether such power arises as a result of the ownership of capital stock by contract or otherwise) or the ability to elect or cause the election of directors consisting at the time of such election of a majority of the Company's Board of Directors. As used herein, "person" shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined in Section 13(d) of the Exchange Act,



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and the rules promulgated thereunder). For purposes of this paragraph, "fair market value per share" shall mean the average of the highest sales price per share of the Common Stock as quoted on The Nasdaq SmallCap Market, The Nasdaq National Market or by the principal exchange upon which the Common Stock is listed, on each of the five trading days immediately preceding the date on which such individual so notifies the Company. The amount payable to each such individual by the Company shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.

         7. EXERCISE OF OPTION. As a condition to the exercise of any option, the Quoted Price (as defined below) per share of Common Stock on the date of exercise must be equal to or exceed the Option Price. An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased (i) in cash, (ii) by check, (iii) to the extent permitted by applicable law by a promissory note in a form specified by the Company and payable to the Company no later than 15 business days after the date of exercise of the option, (iv) if so approved by the Committee, by shares of Common Stock of the Company, (v) by delivering a written direction to the Company that the option be exercised pursuant to a "cashless" exercise/sale procedure (pursuant to which funds to pay for exercise of the option are delivered to the Company by a broker upon receipt of stock certificates from the Company) or a cashless exercise/loan procedure (pursuant to which the Optionee would obtain a margin loan from a broker to fund the exercise) through a licensed broker acceptable to the Company whereby the stock certificate or certificates for the shares for which the option is exercised will be delivered to such broker as the agent for the individual exercising the option and the broker will deliver to the Company cash (or cash equivalents acceptable to the Company) equal to the option price for the shares of Common Stock purchased pursuant to the exercise of the option plus the amount (if any) of federal and other taxes that the Company may, in its judgment, be required to withhold with respect to the exercise of the option, (vi) by delivering a written direction to the Company in lieu of payment in cash by the Optionee, instructing the Company to withhold from the shares otherwise issuable upon the exercise of the Option that number of shares which have an aggregate Quoted Price equal to the aggregate cash Option Price of the shares being purchased, or (vii) by a combination of these methods of payment. The "Quoted Price" and the per share value of Common Stock for purposes of paying or off-setting the Option Price in accordance with the immediately preceding sentence shall equal the closing selling price per share of Common Stock on the business day immediately prior to the exercise date.

         At any time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or his or her heirs, legatees or legal representative, as the case may be), as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee (or his or her heirs, legatees or legal representative, as the case may be) upon his or her exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the



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shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an option or to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

         At the time of the exercise of any option, the Committee may require, as a condition of the exercise of such option, the Optionee (i) to pay the Company an amount equal to the amount of tax the Company may be required to withhold to obtain a deduction for federal income tax purposes as a result of the exercise of such option by the Optionee, or (ii) to make such other arrangements with the Company which would enable the Company to pay such withholding tax, including, without limitation, holding back a number of shares issuable upon exercise of the option equal to the amount of such withholding tax, or permitting the Optionee to deliver a promissory note in a form specified by the Committee or withhold taxes from other compensation payable to the Optionee by the Company, or (iii) a combination of the foregoing.

         8. TERMINATION OF RELATIONSHIP AND EXERCISE THEREAFTER. In the event the employment, directorship, contractor or consulting relationship between the Company and an Optionee is terminated for any reason other than death, permanent disability or retirement, such Optionee's options shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. The Committee may, in its sole discretion, permit any option to remain exercisable for such period after such termination as the Committee may prescribe, but in no event after the expiration date of the option. Unless otherwise determined by the Committee, temporary absence from employment or as a member of the Board of Directors, an independent contractor or a consultant because of illness, vacation, approved leaves of absence and transfers of employment among the Company and its subsidiaries, shall not be considered to terminate employment, directorship or contract or consulting relationship or to interrupt continuous employment, directorship or contract or consulting relationship.

         In the event of termination of said relationship because of death, permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), or retirement, the option may be exercised in full, without regard to any installments or vesting schedule established under Section 6 hereof, by the Optionee or, if he or she is not living, by his or her heirs, legatees or legal representatives (as the case may be) during its specific term prior to three years after the date of death, permanent disability or retirement, or such longer period as the Committee may prescribe, but in no event after the expiration date of the option.

         9. NON-TRANSFERABILITY. During the lifetime of the Optionee, options shall be exercisable only by the Optionee, and options shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic



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relations order as defined by the Code, or Title I of the Employment Retirement
Income Security Act of 1974, as amended, or the rules thereunder.

         10. ADJUSTMENTS. The number of shares subject to the Plan and options granted under the Plan shall be adjusted as follows: (i) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted hereunder shall be proportionately adjusted; (ii) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock will be entitled pursuant to the transaction; and (iii) in the event of any other relevant change in the capitalization of the Company, an equitable adjustment shall be made in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted. The grant of an option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or capital.

         11. AMENDMENT OF PLAN. The Board of Directors may amend or discontinue the Plan at any time. However, no amendment or discontinuance shall be made without the requisite approval of the shareholders of the Company if such approval is required as a condition to the Plan continuing to comply with the provisions of Section 162(m) of the Code.

         12. CASH PROCEEDS. Any cash proceeds received by the Company from the sale of shares pursuant to the options granted under the Plan shall be used for general corporate purposes.

         13. NO IMPAIRMENT OF RIGHTS. Nothing contained in the Plan or any option granted pursuant thereto shall confer upon any Optionee any right to be continued in the employment of the Company or its subsidiaries or to be continued as an independent contractor or a consultant to the Company or its subsidiaries, or interfere in any way with the right of the Company or its subsidiaries to terminate such employment or contract or consulting relationship and/or to remove any Optionee who is a director from service on the Board of Directors of the Company or its subsidiaries at any time in accordance with the Company's By-Laws or any provisions of applicable law.

         14. COMPLIANCE WITH RULE 16B-3. The Plan is intended to comply with all provisions of Rule 16b-3 or its successors promulgated under the Exchange Act necessary to secure an exemption from Section 16(b) of the Exchange Act for participating officers and directors, regardless of whether such provisions are set forth in the Plan. To the extent any provision of the Plan or action of the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.



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         15. SEVERABILITY. If any provision of the Plan or any option agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

         16. GOVERNING LAW. The validity and construction of this Plan and the instruments evidencing the options granted hereunder shall be governed by the laws of the State of Florida (excluding its choice of law rules).

         17. EFFECTIVE DATE. On December 16, 1996, the Plan was adopted and authorized by the Board of Directors. The Plan shall be effective as of the date of adoption by the Board of Directors.



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